Exhibit 99.a.1

ABERDEEN STANDARD GLOBAL INFRASTRUCTURE

PUBLIC PRIVATE INCOME FUND

CERTIFICATE OF TRUST

THIS IS TO CERTIFY THAT:

FlRST:	The undersigned sole trustee does hereby form a statutory trust pursuant to the Maryland Statutory Trust Act.

SECOND:	The name of the statutory trust (the “Trust”) is: Aberdeen Standard Global Infrastructure Public Private Income Fund

THIRD:	The address of the Trust’s principal office in the State of Maryland is: c/o CSC-Lawyers Incorporating Service Company 7 St. Paul Street, Suite 820 Baltimore, Maryland 21202

FOURTH:	The name and business address of the Trust’s resident agent are: CSC-Lawyers Incorporating Service Company 7 St. Paul Street, Suite 820 Baltimore, Maryland 21202

The undersigned, being the sole trustee of the Trust, acknowledges under the penalties of perjury that, to the best of her knowledge and belief, the facts stated herein are true.

IN WITNESS WHEREOF, the undersigned sole trustee has signed this Certificate of Trust as of this 12th day of November, 2019.

/s/ Lucia Sitar
Lucia Sitar, sole trustee